UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 4, 2016
Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On November 4, 2016, Dolphin Digital Media, Inc. (the “Company”) and T Squared Partners LP (“T Squared”) entered into a Warrant Purchase Agreement (the “Agreement”) pursuant to which the Company agreed to issue (i) 1,500,000 Series G Warrants with an exercise price of $5.00 per share of the Company’s common stock, par value $0.015 (“Common Stock”), and an expiration date of January 31, 2018 (the “Series G Warrants”), (ii) 500,000 Series H Warrants with an exercise price of $6.00 per share of Common Stock and an expiration date of January 31, 2019 (the “Series H Warrants”), and (iii) 500,000 Series I Warrants with an exercise price of $7.00 per share of Common Stock and an expiration date of January 31, 2020 (the “Series I Warrants” and together with the Series G Warrants and the Series H Warrants, the “New Warrants”). As consideration for the New Warrants, T Squared agreed to make a $50,000 cash payment to the Company to reduce the aggregate exercise price of the 7,000,000 Series E Warrants that were issued to it on March 10, 2010 and amended on September 10, 2015 to extend their expiration date until December 31, 2018.

The issuance by the Company of the New Warrants to T Squared pursuant to the Agreement was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 4.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.5	Warrant Purchase Agreement between Dolphin Digital Media, Inc. and T Squared Partners LP, dated November 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2016	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer